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                                                                   EXHIBIT 10.30

                             FOURTH AMENDMENT TO THE
                         1997 EQUITY PARTICIPATION PLAN
                        OF THE SPECTRANETICS CORPORATION

                  This Fourth Amendment to the 1997 Equity Participation Plan of The Spectranetics Corporation (the "Amendment"), dated as of March 22, 2002, is adopted by the Board of Directors of The Spectranetics Corporation, a Delaware corporation (the "Company").

                                    RECITALS

                  I. The Company's 1997 Equity Participation Plan (the "Plan") was adopted by the Board of Directors (the "Board") on April 14, 1997, and approved by the stockholders on June 9, 1997, and became effective as of June 9, 1997. The Company has subsequently amended the Plan pursuant to the First, Second and Third Amendments thereto.

                  II. The Board of Directors of the Company desires to amend the Plan as set forth in this Amendment.

                  III. Effective as of March 22, 2002, the Board of Directors unanimously adopted the Amendment in the form set forth below, subject to approval of the Amendment by the Company's stockholders.

                                    AMENDMENT

                  A. The following new Section 1.32 is hereby added to the Plan:

                  "1.32 Award Limit. "Award Limit" shall mean 1,500,000 shares of Common Stock, as adjusted pursuant to Section 9.3."

                  B. Section 2.1 of the Plan is hereby amended and restated in its entirety as follows:

                  "2.1 Shares Subject to Plan. The shares of stock subject to Options, awards of Restricted Stock or Stock Appreciation Rights shall be Common Stock, initially shares of the Company's Common Stock. Subject to adjustment as provided in Section 9.3, the aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed Six Million (6,000,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares. The maximum number of shares which may be subject to awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit."

                  C. Paragraph (2) of Section 3.4(a) of the Plan is hereby amended and restated in its entirety as follows:


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                  "(2) Subject to the Award Limit and the other limits set forth in Section 2.1, determine the number of shares to be subject to such Options granted to the selected Employees or consultants;"

                  D. The last paragraph of Section 3.4(a) of the Plan is hereby amended and restated in its entirety as follows:

                  "Notwithstanding the above, the Committee may delegate certain powers relating to the granting of Options as it deems appropriate to the President of the Company, or such other executive officer(s) of the Company as the Board may designate from time to time; provided, however, that the Committee may not delegate to anyone its authority to grant Options to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act,
         (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder."

                  E. The first paragraph of Section 6.1(a) of the Plan is hereby amended and restated in its entirety as follows:

                  "(a) Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee or any consultant who the Committee determines should receive such an award. The Committee may from time to time, in its absolute discretion:"

                  F. Paragraph (i) of Section 9.3 (a) of the Plan is hereby amended and restated in its entirety as follows:

                  "(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, or Stock Appreciation Rights may be granted under the Plan, or which may be granted as Restricted Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),"

                  G. This Fourth Amendment shall be and is hereby incorporated in and forms a part of the Plan.

                  H. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.



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